Report of Independent Accountants

To the Board of Trustees and Shareholders of OCC Accumulation Trust


In planning and performing our audit of the financial statements of Equity Portfolio,
 Small Cap Portfolio, Global Equity Portfolio,
Managed Portfolio, U.S. Government
Income Portfolio, Mid Cap Portfolio,
Science and Technology Portfolio
 and Target Portfolio of OCC
 Accumulation Trust (the Fund)
 for the year ended December 31,
2001, we considered its internal
control, including control activities
for safeguarding securities, in order
 to determine our auditing
procedures for the purpose
of expressing our opinion on
 the financial statements and
 to comply with the requirements
of Form N-SAR, not to provide
assurance on internal
control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
 Generally, controls
 that are relevant to an
 audit pertain to the
 entitys objective of preparing
 financial statements
 for external purposes
that are fairly presented
 in conformity with
generally accepted
accounting principles.
  Those controls include
 the safeguarding of assets
 against unauthorized
 acquisition, use or
 disposition.

Because of inherent
 limitations in
 internal control,
errors or fraud may
occur and not be
 detected.  Also,
 projection of any
evaluation of internal
control to future
 periods is subject
 to the risk that
controls may become
 inadequate
because of changes
 in conditions or
 that the effectiveness
of their design and
 operation may deteriorate.

Our consideration of
 internal control
 would not necessarily
 disclose all matters
 in internal control
 that might be
 material weaknesses
 under standards
established by the
 American Institute

of Certified Public Accountants.
 A material weakness is a condition
in which the design or operation of
 one or more of the internal
 control components does not
 reduce to a relatively low
level the risk that misstatements
 caused by error or fraud
 in amounts that would be
material in relation to the
 financial statements
 being audited may occur
and not be detected
 within a timely period by
 employees in the
 normal course of performing
 their assigned
 functions.  However, we
 noted no matters involving
 internal control
 and its operation,
 including controls
 for safeguarding
securities, that we
 consider to be material
 weaknesses as defined
 above as of December 31, 2001.

This report is intended
solely for the information
and use of the Board of
 Trustees, management and
 the Securities and Exchange
 Commission and is not
 intended to be and should
 not be used by anyone other
 than these specified parties.




PricewaterhouseCoopers LLP
New York, New York
February 15, 2002
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